UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                           FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


            POTOMAC ELECTRIC POWER COMPANY TRUST I
               POTOMAC ELECTRIC POWER COMPANY
    (Exact name of registrant as specified in its charter)


  Delaware                                                 52-2098938
  District of Columbia and Virginia                        53-0127880
  (State of incorporation or organization)             (I.R.S. Employer
                                             Identification No.)


                Potomac Electric Power Company
                1900 Pennsylvania Avenue, N.W.
                   Washington, D.C.  20068
     (Address of principal executive offices) (Zip Code)


  Securities to Be Registered Pursuant to Section 12(b) of the Act:

  Title of each class                        Name of each exchange on which
  to be so registered                        each class is to be registered

  7-3/8% Trust Originated                    New York Stock Exchange, Inc.
  Preferred Securities issued by
  Potomac Electric Power Company Trust I
  (and the Guarantee by Potomac Electric
  Power Company with respect thereto)


  Securities to Be Registered Pursuant to Section 12(g) of the Act:

  None.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. (x)

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ( )

  Securities Act registration statement
  file numbers to which this form relates:        File No. 333-51241
                                                  File No. 333-51241-01

  Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Reference is made to a Registration Statement on Form S-3 (File Nos. 333-51241 and 333-51241-01) (the "Registration
          Statement") filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), by Potomac Electric
          Power Company Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and Potomac Electric Power Company, a District of Columbia and Virginia corporation (the "Company"). There is hereby incorporated herein by reference the description of
          (i) the 7-3/8% Trust Originated Preferred Securities of the Trust (the "Preferred Securities") set forth under the heading "Description of Preferred Securities" in the Prospectus included as part of the Registration
          Statement (the "Prospectus") and under the heading "Description of Preferred Securities" in the Prospectus Supplement included as part of the Registration Statement (the "Prospectus Supplement") and (ii) the Preferred Securities Guarantee of the Company (the "Guarantee") set forth under the heading "Description of the Preferred Securities Guarantee" in the Prospectus and under the heading "Description of the Guarantee" in the Supplemental Prospectus. The definitive prospectus with respect to the Preferred Securities and the Guarantee filed by the Trust and the Company pursuant to Rule 424(b) of the Securities
          Act is hereby incorporated herein by reference.

  ITEM 2. EXHIBITS.

     1.   Certificate of Trust of Potomac Electric Power Company
          Trust I (incorporated by reference to Exhibit 4.1 to
          Registration Statement).

     2.   Form of Amended and Restated Declaration of Trust of
          Potomac Electric Power Company Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

     3.   Form of Preferred Security (included in Exhibit A-1 to
          Exhibit 2).

     4. Form of Indenture between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement).

     5. Form of First Supplemental Indenture to be used in providing for the issuance of 7-3/8% Junior Subordinated Deferrable Interest Debentures due 2038 (incorporated by reference to Exhibit 4.5 of the Registration Statement).

     6.   Form of 7-3/8% Junior Subordinated Deferrable Interest
          Debentures due 2038 (included in Exhibit 5).

     7.   Form of Preferred Securities Guarantee Agreement
          (incorporated by reference to Exhibit 4.8 of the Registration Statement).

                          SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
  Exchange Act of 1934, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         POTOMAC ELECTRIC POWER COMPANY TRUST I


                         BY:   /S/ A. J. KAMERICK
                              Anthony J. Kamerick
                              Regular Trustee

                         POTOMAC ELECTRIC POWER COMPANY


                         BY:  /S/ A. J. KAMERICK
                              Anthony J. Kamerick
                              Vice President and Treasurer
  Date:  June 5, 1998